Exhibit 5.1
March 9, 2009
Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5603
     Re:      Medtronic, Inc. Registration Statement on Form S-3
     Ladies and Gentlemen:
     We have acted as counsel to Medtronic, Inc., a Minnesota corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the sale from time to time of (i) debt securities (the “Debt Securities”), which may be issued pursuant to an indenture between the Company and Wells Fargo Bank, National Association, as trustee, as amended from time to time (the “Indenture”); (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), of the Company; (iii) shares of common stock, par value $.10 (the “Common Stock”), of the Company; (iv) warrants to purchase Debt Securities, Preferred Stock and Common Stock of the Company and other securities or rights (the “Warrants”); (v) purchase contracts (the “Purchase Contracts”) for the purchase or sale of (A) the Company’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies and (C) commodities; and (vi) units (the “Units”) consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities (collectively, the Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Purchase Contracts and the Units are referred to herein as the “Securities”).
     We have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.
     On the basis of the foregoing, we are of the opinion that:
     1. When the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable in accordance with their terms.

March 9, 2009

     2. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.
     3. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Minnesota of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
     4. When the Warrants have been duly authorized by the Company, the applicable warrant agreement and the applicable warrant certificates have been duly authorized, executed and delivered, and the Warrants have been duly issued and delivered by the Company, the Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms.
     5. When the Purchase Contracts have been duly authorized by the Company, and the applicable purchase contract agreement and pledge agreement have been duly authorized, executed and delivered, the Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms.
     6. When the Units have been duly authorized by the Company, all corporate action on the part of the Company has been taken to authorize and execute and deliver or issue the securities underlying such Units, and the applicable Unit agreement has been duly authorized, executed and delivered, the Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms.
     We have assumed, among other things, the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In examining documents executed by parties other than the Company we have assumed that such parties have all necessary power to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties, that such documents are legal, valid, binding and enforceable obligations of such parties in accordance with their respective terms and that the representations and warranties made in such documents by such parties are true and correct. We have also assumed that each natural person executing any document relating to the matters covered by this opinion letter has the capacity and is legally competent to do so.

March 9, 2009

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
     Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:
     (A) The legality, validity, binding nature and enforceability of the Company’s obligations under the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; (3) the limitations or restrictions on a party’s ability to enforce contractual rights or bring a caouse of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, (b) the effect of court decisions and statutes which indicate that provisions of the Securities, which permit a party to take action or make determinations, may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the party’s protection and (c) public policy considerations.
     (B) We express no opinion as to the enforceability under certain circumstances of provisions (i) to the effect that rights or remedies may be exercised without notice and failure or delay to exercise is not a waiver of rights or remedies, that every right or remedy is cumulative, not exclusive, and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies and (ii) prohibiting waivers of any terms of the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Securities.
     We are members of the Bar of the State of Minnesota and the foregoing opinion is limited to the laws of the State of Minnesota and the federal laws of the United States of America. We have assumed that insofar as the substantive law of any other jurisdiction is applicable to any of the matters opined on herein, such law is not materially different from that of the State of Minnesota.

March 9, 2009

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon by or furnished to any other person without our prior written consent.
Very truly yours,
/s/ Fredrikson & Byron, P.A.
FREDRIKSON & BYRON, P.A.